EXHIBIT 99.1

Urgently Receives Nasdaq Notice of Non-Compliance

Intends to Request Hearing

ASHBURN, VA – September 22, 2025 – Urgent.ly Inc. (Nasdaq: ULY) (“Urgently” or the “Company”), a U.S.-based leading provider of digital roadside and mobility assistance technology and services, announced today that The Nasdaq Stock Market LLC (“Nasdaq”) formally notified the Company that, based upon its non-compliance with Nasdaq Listing Rule 5550(b) (the “Rule”), which requires a minimum of $500,000 in net income (in the most recent fiscal year or two of the last three fiscal years), a $35.0 million market value of listed securities, or $2.5 million in stockholders’ equity, as of September 15, 2025, Urgently’s securities were subject to delisting at the open of business on September 25, 2025 unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). Urgently plans to timely request a hearing before the Panel, which request will automatically stay any further action by Nasdaq at least pending the conclusion of the hearing and the expiration of any extension period that may be granted by the Panel following the hearing.

At the hearing, the Company will present its plan to evidence compliance with the Rule and request an extension to do so. The Company is actively pursuing strategies to comply with the Rule; however, there can be no assurance that the Panel will grant the Company’s request for continued listing or that the Company will evidence compliance with all applicable criteria for continued listing on Nasdaq within any extension period that may be granted by the Panel to the Company.

About Urgently

Urgently is focused on helping everyone move safely, without disruption, by safeguarding drivers, promptly assisting their journey, and employing technology to proactively avert possible issues. The company’s digitally native software platform combines location-based services, real-time data, AI and machine-to-machine communication to power roadside assistance solutions for leading brands across automotive, insurance, telematics and other transportation-focused verticals. Urgently fulfills the demand for connected roadside assistance services, enabling its partners to deliver exceptional user experiences that drive high customer satisfaction and loyalty, by delivering innovative, transparent and exceptional connected mobility assistance experiences on a global scale. For more information, visit www.geturgently.com.

For media and investment inquiries, please contact:

Press: media@geturgently.com

Investor Relations: investorrelations@geturgently.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Urgently cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding Urgently’s ability to regain compliance with the Continued Listing Standards and Urgently’s intentions to request a hearing with or submit a plan to evidence compliance with the Continued Listing Standards to Nasdaq within the required time period. Urgently’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of important risks and uncertainties, including without limitation the risk that Urgently may not meet the Continued Listing Standards during any compliance period or in the future, the risk that Nasdaq may not grant Urgently relief from delisting, and the risk that Urgently may not ultimately meet applicable Nasdaq requirements after such relief, if any, is granted, among other important risks and uncertainties. A further description of the risks and uncertainties relating to the business of Urgently is contained in Urgently’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Urgently undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.